EXHIBIT F-2


             [Form of Modification and Confirmation
                    of Connecticut Mortgage]


Recording requested by
CHICAGO TITLE INSURANCE COMPANY

This Modification and Confirmation was
prepared by and when recorded mail to:
Jane E. Kineke, Esq.
Milbank, Tweed, Hadley & McCloy
1 Chase Manhattan Plaza
New York, New York  10005




________________________________________________________________
            Space above this line for recorder's use


            MODIFICATION AND CONFIRMATION OF OPEN-END
 INDENTURE OF MORTGAGE, ASSIGNMENT OF RENTS,
              SECURITY AGREEMENT AND FIXTURE FILING


          KNOW ALL MEN BY THESE PRESENTS:

          THIS MODIFICATION AND CONFIRMATION OF OPEN-END INDENTURE OF MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Modification and Confirmation") is made as of the 20th day of July, 1995 by SWANK, INC., a Delaware corporation having a mailing address at 6 Hazel Street, Attleboro, Massachusetts 02703 (the "Mortgagor"), in favor of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association having its principal office at 1 Chase Manhattan Plaza, New York, New York 10081, as agent for the Banks referred to below (in such capacity, the "Mortgagee").

                      W I T N E S S E T H:

          WHEREAS, the Mortgagor has entered into a certain Credit Agreement dated as of December 22nd, 1992 between the Mortgagor, certain banks (collectively, the "Banks") and The Chase Manhattan Bank (National Association), as Agent (said Credit Agreement, as modified and supplemented and in effect from time to time, being herein called the "1992 Credit Agreement") which Credit Agreement is a "commercial revolving loan agreement", as defined in Section 49-2(c) of the Connecticut General Statutes, Revision of 1958, as amended; and

          WHEREAS, in connection with the execution and delivery of the 1992 Credit Agreement, the Mortgagor executed and delivered in favor of the Mortgagee an Open-End Indenture of Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated as of the 22nd day of December, 1992 (the "Existing Mortgage") and recorded on December 23, 1992 at volume 2738 Page 3, in the office of Norwalk Land Records, Norwalk, Connecticut, pursuant to which the Mortgagor conveyed to the Mortgagee, all of Mortgagor's right, title and interest in and to the Trust Estate (as defined in the Existing Mortgage) and granted to the Mortgagee a security interest in the Fixtures (as so defined) for the purpose of securing the obligations of the Mortgagor under the Loan Instruments (as so defined) as more particularly described in the Existing Mortgage; and

          WHEREAS, concurrently with the execution and delivery of this Modification and Confirmation, the Mortgagor, the Banks and the Mortgagee are entering into an Amendment and Restatement dated as of July 20, 1995 of the 1992 Credit Agreement (the 1992 Credit Agreement as so amended and restated and as further modified and supplemented and in effect from time to time being hereinafter called the "Credit Agreement"), and providing, subject to the terms and conditions thereof, for the extension and renewal of the Mortgagor's indebtedness under the 1992 Credit Agreement and for additional loans to the Mortgagor in an aggregate principal amount (including the indebtedness under the 1992 Credit Agreement) not exceeding $32,000,000 (the extension and renewal of the Secured Obligations and other obligations of the Mortgagor under the Loan Instruments (collectively, the "Obligations")) which Credit Agreement is a "commercial revolving loan agreement", as defined in Section 49-2(c) of the Connecticut General Statutes, Revision of 1958, as amended; and

          WHEREAS, a copy of the Credit Agreement (including
Exhibits thereto) is attached as Schedule I hereto and made a part hereof; and

          WHEREAS, the Mortgagee has been authorized by each of the Banks party to the 1992 Credit Agreement to enter into this Modification and Confirmation; and

          WHEREAS, it is a condition to the obligation of the Banks to extend credit to the Mortgagor pursuant to the Credit
Agreement that the Mortgagor execute and deliver this Modification and Confirmation.

          NOW, THEREFORE, to induce the Banks to amend and restate the 1992 Credit Agreement and to extend credit under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor has agreed that the Existing Mortgage shall be hereby amended as follows:

          Section 1. Defined Terms. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned thereto in the Existing Mortgage. In addition, certain terms defined in the Existing Mortgage shall be used therein as follows:

           (a) any references in the Existing Mortgage to the term "Banks" shall be deemed to be references to the Banks from time to time party to the Credit Agreement;

           (b)  any reference in the Existing Mortgage to "this
     Indenture" shall be deemed to be a reference to the Existing
     Mortgage as amended by this Modification and Confirmation;

           (c)  any reference in the Existing Mortgage to "the
     Credit Agreement" shall be deemed to be a reference to the 1992 Credit Agreement as amended and restated by the Credit
     Agreement;

           (d)  any reference in the Existing Mortgage to "the
     Notes" shall be deemed to be a reference to the Notes as defined in the Credit Agreement;

           (e) any reference in the Existing Mortgage to the "Loans" shall be deemed to include the Loans as defined in the Credit Agreement;

           (f) any reference in the Existing Mortgage to "Section 9.15" of the Credit Agreement shall be deemed to be a reference to Section 9.12 of the Credit Agreement; and

          (g) the reference in Section 4.03(d) to "Term Loans" shall be deemed a reference to "Loans" under the Credit
     Agreement,

it being the intent of this Modification and Confirmation that the obligations of the Mortgagor under the 1992 Credit Agreement as amended and restated by the Credit Agreement shall be entitled to the benefits and collateral security under the Existing Mortgage as fully as if such obligations had been incurred under the 1992 Credit Agreement as originally in effect.

          Section 2. Confirmation and Restatement. The Mortgagor, to induce the Mortgagee and the Banks to consummate the transactions contemplated by the Credit Agreement and to extend credit thereunder, and in order to continue to secure the payment of the Obligations, hereby confirms and restates (a) the conveyance pursuant to the Existing Mortgage to the Mortgagee of the Trust Estate and (b) the grant pursuant to the Existing Mortgage of a security interest in the Fixtures. Nothing contained in this Modification and Confirmation shall be construed as (a) a novation of the Obligations or (b) a release or waiver of all or any portion of the conveyance to the Mortgagee of the Trust Estate or the grant to the Mortgagee of a security interest in the Fixtures pursuant to the Existing Mortgage.

          Section 3. Representations and Warranties. The Mortgagor hereby represents and warrants that the representations and warranties made by it in the Existing Mortgage are true and complete on and as of the date hereof as if made on and as of the date hereof and as if each reference therein to "this Mortgage" included reference to the Existing Mortgage as amended by this Modification and Confirmation.

          Section 4. Covenants. The Mortgagor hereby covenants and agrees to perform each and every duty and obligation of the Mortgagor contained in the Existing Mortgage as amended by this Modification and Confirmation.

          Section 5. Acknowledgement of Consent. The Mortgagee hereby acknowledges that each Bank has consented to this Modification and Confirmation as required by Section 11.09 of the 1992 Credit Agreement.

          Section 6. Effectiveness. This Modification and Confirmation shall be effective as of the day and year first written above upon its execution and delivery by the Mortgagor and the Mortgagee. Except as herein provided, the Existing Mortgage shall remain unchanged and in full force and effect.
          IN WITNESS WHEREOF, this Modification and Confirmation has been duly executed by the Mortgagor and the Mortgagee as of the day and year first above written.

                              SWANK, INC.



                              By
                                 Title:

Signed and acknowledged
in the presence of:








                              THE CHASE MANHATTAN BANK
                               (NATIONAL ASSOCIATION),
                               as Agent


                              By
                                 Title:

Signed and acknowledged
in the presence of:

STATE OF NEW YORK )
                  :   ss.:
COUNTY OF NEW YORK)



         On this the 20th day of July, 1995, before me personally came __________________________, to me known, who, being by me duly sworn, did depose and say that he resides at ____________________________________; that he is the
______________ of Swank, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.




                      Notary Public

STATE OF NEW YORK )
                  :   ss.:
COUNTY OF NEW YORK)



         On this the 20th day of July, 1995, before me personally came __________________________, to me known, who, being by me duly sworn, did depose and say that he resides at _________________________________; that he is the ______________
of The Chase Manhattan Bank (National Association), the national banking association described in and which executed the foregoing instrument; and that he signed his name thereto by authority duly given and as the act of said bank.




                      Notary Public






This instrument was prepared
by and should be returned to:

Jane E. Kineke, Esq.
Milbank, Tweed, Hadley & McCloy
1 Chase Manhattan Plaza
New York, New York 10005